LIMITED POWER OF ATTORNEY
FOR SECURITIES OWNERSHIP REPORTING OBLIGATIONS

Know all by these presents that each of the undersigned hereby makes, constitutes and appoints each of Thomas Burke and George Bumeder, and each of them acting singly, as its true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver, file and/or maintain Forms 3, 4 and 5 (including any amendments thereto) with respect to the securities of Five Oaks Investment Corp. (the "Company"), with the United States Securities and Exchange Commission and any national securities exchanges, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2) perform any and all other acts which in the discretion of each such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

Each of the undersigned acknowledges that:

(1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will, subject to any applicable law, be in such form and will contain such information and disclosure as such attorney-in-fact, in his discretion, deems necessary or desirable;

(3) neither of the attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the respective requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

Each of the undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as such undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of such undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[Signatures follow]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of March, 2013.

XL Insurance (Bermuda) Ltd

By:
/s/ Simon Rich
Name: Simon Rich
Title: Director

[Power of Attorney]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of March, 2013.

XL Investments Ltd

By:
/s/ Stuart Clare
Name: Stuart Clare
Title: Director

[Power of Attorney]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of March, 2013.

XL Group Investments Ltd

By:
/s/ Stuart Clare
Name: Stuart Clare
Title: Senior Vice President

[Power of Attorney]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of March, 2013.

XL Group Investments LLC

By:
/s/ Matthew J. Murabito
Name: Matthew J. Murabito
Title: Secretary

[Power of Attorney]